EXHIBIT 5


                                   THE KROGER CO.
                                   1014 Vine Street
                                   Cincinnati, OH  45202

                                   September  16, 1994



Board of Directors
The Kroger Co.
1014 Vine Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

I am familiar with the proceedings taken and proposed to be taken by The Kroger Co., an Ohio corporation (the "Company"), in connection with the issuance of up to 6,000,000 additional shares of its Common Stock (the "Securities") pursuant to The Kroger Co. Employee Stock Purchase Plan (the "Plan"). I have acted as counsel to the Company in connection with its preparation of a Registration Statement relating to such issuance on Form S-8 to be filed by the Company with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933, as amended. I have examined the above-mentioned documents, the Amended Articles of Incorporation and Regulations of the Company, the corporate minutes of the proceedings of the directors and shareholders of the Company, and such other records and documents of the Company as I have deemed necessary in order to express the opinions hereinafter set forth.

Based upon the foregoing, and assuming compliance with applicable federal and state securities laws, I am of the opinion that when the Securities are issued pursuant to the Plan, they will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement as having passed upon the legality of the Securities offered thereby on behalf of the Company.

                                   Very truly yours,


                                   (Paul W. Heldman)
                                   Paul W. Heldman
                                   Vice President, Secretary
                                     and General Counsel